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                                                                   EXHIBIT 10.22

                               GUIDANT CORPORATION

                1996 Nonemployee Directors Stock Plan, As Amended

                                   ARTICLE I

                                     PURPOSE

                   1.1 This Guidant Corporation 1996 Nonemployee Directors Stock Plan is intended to advance the interests of Guidant Corporation and its shareholders by attracting, retaining and motivating the performance of nonemployee directors of Guidant Corporation and to encourage and enable such directors to acquire and retain a proprietary interest in Guidant Corporation by ownership of its stock.

                                   ARTICLE II

                                   DEFINITIONS

                   2.1 "Board" means the Board of Directors of the Company.

                   2.2 "Code" means the Internal Revenue Code of 1986, as amended.

                   2.3 "Common Stock" means the Company's common stock.

                   2.4 "Company" means Guidant Corporation.

                   2.5 "Date of Grant" means the date on which an option is granted in accordance with Section 3.3 or Section 5.1 hereof or a Restricted Stock Award is granted in accordance with Section 6.1 hereof.

                   2.6 "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                   2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   2.8 "Fair Market Value" means the average of the highest and lowest sale prices of a share of Common Stock on the New York Stock Exchange
(NYSE) on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the NYSE on the date as of which fair market value is to be determined, the Board shall determine in good faith the fair market value in whatever manner it considers appropriate.

                   2.9 "Grant" means the Options and Restricted Stock Awards granted to a Grantee under the Plan.




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                   2.10 "Grantee" means a person to whom an Option or a
Restricted Stock Award has been granted under the Plan.

                   2.11 "Nonemployee Director" means any member of the Board who is not an employee of the Company.

                   2.12 "Option" means a stock option granted under the Plan.

                   2.13 "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 3.3 or Section 5.2 hereof.

                   2.14 "Plan" means this Guidant Corporation 1996 Nonemployee Directors Stock Plan, as amended.

                   2.15 "Restricted Stock Award" means an award of Common Stock granted under the Plan and subject to the restrictions set forth herein.

                   2.16 "Restricted Stock Notice" means a notification by the Company to a Grantee pursuant to which Common Stock will be issued or transferred to a Grantee under the Plan.

                   2.17 "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

                   2.18 "Stock Option Notice" means a notification by the Company to a Grantee pursuant to which a Grantee may purchase Common Stock under the Plan.

                                  ARTICLE III

                             ADMINISTRATION; GRANTS

                   3.1 Board Authority. Subject to the express provisions of the Plan, the Board shall have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Notice and Restricted Stock Notice, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Board shall be conclusively binding for all purposes and upon all persons. The Board shall not be liable for any action or determination made in good faith with respect to the Plan, any Option or Restricted Stock Award or any Stock Option Notice or Restricted Stock Notice entered into hereunder.

                   3.2 Annual Retainer Grants. Commencing with the 2000 annual meeting of the Company's shareholders and on the date of each annual meeting thereafter, each Nonemployee Director who is a member of the Board immediately following each such annual meeting shall receive a grant of either (i) an Option to purchase 10,000 shares of Common Stock in accordance with the provisions of
Article V hereof or (ii) at the election of the Nonemployee Director and in lieu of the grant referred to in Section 3.2(i) above, (a) an Option to purchase 4,000 shares of Common Stock in






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accordance with the provisions of Article V hereof and (b) a Restricted Stock
Award in accordance with the provisions of Article VI hereof.

                   3.3 Discretionary Option Grants. The Board may make discretionary Grants of Options to any Nonemployee Director in accordance with the provisions of this Section 3.3. The Board shall select the persons who will receive Options under this Section 3.3 from among the Nonemployee Directors and determine the number of shares subject to any particular Option. The Option Price of each share of Common Stock subject to an Option under this Section 3.3 shall be 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant. The Board shall determine the exercise period of each Option granted under this Section 3.3 which shall not exceed ten years from the Date of Grant. Such exercise period shall be set forth in the related Stock Option Notice which shall be prepared and delivered as provided in the last sentence of
Section 5.1 hereof. A Grantee may exercise an Option granted under this Section
3.3 in the manner and in accordance with the provisions set forth in Section 5.5 hereof.

                                   ARTICLE IV

                         SHARES OF STOCK SUBJECT TO PLAN

                   4.1 Number of Shares. Subject to adjustment pursuant to the provisions of this Article IV, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 250,000(1) shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for grant. If an Option shall terminate for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder. Shares of Common Stock covered by a Restricted Stock Award for which the restrictions have lapsed shall not again be available for grant. If a Restricted Stock Award shall terminate for any reason prior to the time its restrictions shall have lapsed, the number of shares to which such Restricted Stock Award relates shall again be available for grant hereunder.

                   4.2 Antidilution. If any subdivision or combination of shares of Common Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Common Stock through a spin-off, exchange offer, or other extraordinary distribution, the Board shall make such adjustments as it determines appropriate in the number of shares of Common Stock that may be issued or transferred in the future under Articles III, V and VI. The Board shall also adjust as it determines appropriate the number of shares and Option Price in outstanding Grants made before the event.



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         (1) This is the original number of shares authorized for the Plan in
1996. It does not reflect subsequent stock splits.



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                                   ARTICLE V

                             ANNUAL RETAINER OPTIONS

                   5.1 Grant of Option. Commencing with the 2000 annual meeting of the Company's shareholders and on the date of each annual meeting thereafter, each Nonemployee Director who is a member of the Board immediately following each such annual meeting shall receive a grant of an Option to purchase Common Stock as determined in accordance with Section 3.2 hereof. The Company shall deliver to the Grantee a Stock Option Notice which shall set forth such terms and conditions of the Option as may be determined by the Board to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

                   5.2 Option Price. The Option Price of each share of Common Stock subject to an Option shall be 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

                   5.3 Vesting; Term of Option. An Option granted under Section
5.1 hereof shall vest and become fully exercisable on the first date following the Date of Grant on which is held the annual meeting of the shareholders of the Company, provided that the Grantee is a member of the Board immediately preceding such annual meeting. In the event of the Grantee's death or Disability, an Option shall become fully vested and immediately exercisable. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, subject to Section 5.4 hereof.

                   5.4 Termination of Option. A vested Option granted under
Section 5.1 hereof may be exercised prior to the Termination Date. The Termination Date shall be the earliest to occur of (i) ten years from the Date of Grant; (ii) the day of resignation or removal from the Board, except by reason of (a) death, (b) retirement from the Board, or (c) Disability; (iii) the corresponding calendar day in the sixtieth month following (a) the date the Grantee retires from the Board or (b) the day on which the Grantee's seat on the Board is terminated by reason of Disability, or on the last day of that sixtieth month if there is no corresponding day in that month; or (iv) the corresponding calendar day in the sixtieth month following the date of death of the Grantee while an active member of the Board or on the last day of that sixtieth month if there is no corresponding day in that month.

                   5.5 Option Exercise. A Grantee may exercise an Option by delivering notice of exercise to the Company or its representative as designated by the Board, either with or without accompanying payment of the Option Price. The notice of exercise, once delivered, shall be irrevocable. The Grantee shall pay or cause to be paid the Option Price in cash, or with the Board's permission, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and shares. In addition, the Board may permit the exercise of an Option by delivery of written notice, subject to the Company's receipt of a third-party payment in full in cash for the Option Price prior to the issuance of Common Stock, in the manner and subject to the procedures as may be established by the Board. Unless the Board establishes a shorter period which is set forth in the Stock Option Notice, the Grantee shall pay the Option Price not later than 30 days



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after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the specified period, the Board shall have the right to take whatever action it deems appropriate, including voiding the Option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of an Option until the Option Price is fully paid.

                                   ARTICLE VI

                             RESTRICTED STOCK AWARDS

                   6.1 Restricted Stock Award. Commencing with the 2000 annual meeting of the Company's shareholders and on the date of each annual meeting thereafter, each Nonemployee Director who is a member of the Board immediately following each such annual meeting and who made the election provided for in
Section 3.2(ii) hereof shall receive a grant of a Restricted Stock Award for a number of shares of Common Stock determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the date of such annual meeting, with such resulting number to be rounded upwards to the nearest increment of ten shares. The Company shall deliver to the Grantee a Restricted Stock Notice which shall set forth such terms and conditions of the Restricted Stock Award as may be determined by the Board to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan. Upon the issuance or transfer of a Restricted Stock Award, the Grantee shall be entitled to vote the shares and to receive any dividends paid thereon.

                   6.2 Restriction Period. The rights of a Grantee in respect of a Restricted Stock Award shall be subject to a "Restriction Period" (after which restrictions shall lapse), which shall mean a period commencing on the Date of Grant and ending on the first date following the Date of Grant on which is held the annual meeting of the shareholders of the Company, provided that the Grantee is a member of the Board immediately preceding such annual meeting.

                   6.3 Requirement of Service. If the Grantee's service as a member of the Board is terminated for any reason during the Restriction Period, the Restricted Stock Award shall terminate and the shares of Common Stock must be returned immediately to the Company; provided, however, the Restriction Period for any Restricted Stock Award shall expire and all restrictions shall lapse upon the Grantee's death or Disability.

                   6.4 Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except in accordance with
Section 9.1 hereof. Each certificate for shares issued or transferred under a Restricted Stock Award shall be held in escrow by the Company until the expiration of the Restriction Period.

                   6.5 Lapse of Restrictions. All restrictions imposed under the Restricted Stock Award shall lapse (i) upon the expiration of the Restriction Period if all conditions




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stated in Sections 6.3 and 6.4 have been met or (ii) as provided under Section
7.1(b). The Grantee shall then be entitled to delivery of the certificate.

                                  ARTICLE VII

                                CHANGE OF CONTROL

                   7.1 Effect of Grants. Unless the Board shall otherwise expressly provide in the agreement relating to a Grant, upon the occurrence of a Change of Control (as defined below):

                           (a) Each outstanding Option that is not then fully exercisable shall automatically become immediately and fully exercisable and shall remain exercisable until the termination of the Option exercise period applicable to the Option under Section 3.3 or
         Article V as the case may be; and

                           (b) The Restriction Period on an outstanding
         Restricted Stock Award shall automatically expire and all restrictions imposed under such Restricted Stock Award shall immediately lapse.

                  7.2 Change of Control. For purposes of the Plan, a Change of Control shall mean the happening of any of the following events:

                           (a) The acquisition by any "person," as that term is used in Sections 13(d) and 14 (d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee or directors' benefit plan or stock plan of the Company or a subsidiary of the Company, or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (iv) any person who acquires such shares pursuant to a transaction or series of transactions approved prior to such transaction(s) by the Board) of "beneficial ownership," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of the Indiana Control Share Statute) ("Voting Stock");

                           (b) the first day on which less than two-thirds of the total membership of the Board shall be Continuing Directors (as that term is defined in Article 6(f) of the Company's Amended and Restated Articles of Incorporation);

                           (c) approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or






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                           (d) approval by the shareholders of the Company of a
         complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

For purposes hereof, the term "subsidiary" means a corporation of which the Company owns directly or indirectly 50% or more of the voting power.

                                  ARTICLE VIII

                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

                  8.1 Effective Date. The Plan shall become effective after its adoption by the Board and on the date of its approval by the affirmative votes of the shareholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Articles of Incorporation and By-laws of the Company.

                  8.2 Termination. The Plan shall terminate on the date following the date of the 2006 Annual Meeting of Shareholders of the Company. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Grant theretofore granted without the consent of the Grantee or the permitted transferee of the Grant.

                  8.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that, solely to the extent necessary to comply with Rule 16b-3 (i) the Board may not act more than once every six months to amend the provisions of the Plan relating to the determination of the amount, price or timing of any Grant under the Plan; and
(ii) the approval of the Company's shareholders will be required for any amendment that (a) changes the class of persons eligible for the Grants, (b) increases (other than as described in Section 4.2 hereof) the maximum number of shares of Common Stock subject to grant under the Plan, as specified in Section
4.1 hereof, or (c) materially increases the benefits accruing to Grantees under the Plan, within the meaning of Rule 16b-3. Any such approval shall be by the affirmative votes of the shareholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Articles of Incorporation and By-laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Grant theretofore granted without the consent of the Grantee or the permitted transferee of the Grant.








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                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Nontransferability of Grant. No Grant shall be transferred by a Grantee other than by will or the laws of descent and distribution. No transfer of a Grant by the Grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of the Grantee, the Grant shall be exercisable only by such Grantee, except that, in the case of a Grantee who is legally incapacitated, the Grant shall be exercisable by the Grantee's guardian or legal representative.

                  9.2 Rights as Shareholder. A Grantee or the permitted transferee of a Grant shall have no rights as a shareholder with respect to any shares subject to such Grant prior to the purchase of such shares by exercise of an Option, or with respect to a Restricted Stock Award prior to the lapse of the restrictions, except as provided herein or in the applicable Stock Option Notice or Restricted Stock Notice. Nothing contained herein, or in the Stock Option Notice or Restricted Stock Notice relating to any Grant shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

                  9.3 Service on Board. Nothing in the Plan, in the grant of any Option or Restricted Stock Award or in any Stock Option Notice or Restricted Stock Notice shall confer upon any Nonemployee Director the right to continue service as a member of the Board.

                  9.4 Compliance with Law. The Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation.

                  9.5 Section 83(b) Election. If a Grantee shall make an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Grantee shall, within 30 days following the Date of Grant, furnish to the Company a copy of such election.

                  9.6 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Grantee, the Grantee's executor, administrator and permitted transferee.

                  9.7 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

                  9.8 Severability. If any provision of the Plan or any Stock Option Notice or Restricted Stock Notice shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  9.9 Governing Law. The validity and construction of this Plan and of any Stock Option Notice or Restricted Stock Notice shall be governed by the laws of the State of Indiana.







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